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                                                                   Exhibit 23(3)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of CNA Surety Corporation on Form S-1 (File No. 333-56063) of our report dated February 20, 1997, on our audits of the consolidated financial statements and financial statement schedules of Capsure Holdings Corp. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994. We also consent to the reference to our firm under the caption "Experts."




                                                 PricewaterhouseCoopers LLP


Chicago, Illinois

July 8, 1998